Schering-Plough Corporation and Subsidiaries


Subsidiaries of Registrant


As of December 31, 1996



Exhibit 21







Subsidiaries of Registrant
or Organization
Name/State or Country of Incorporation
AESCA Chemisch Pharmazeutische Fabrik GmbH Austria

American Image Productions, Inc. Tennessee

American Scientific Laboratories, Inc. Delaware

Beneficiadora e Industrializadora S.A. de C.V. Mexico

Canji, Inc. Delaware

Chemibiotic (Ireland) Limited Ireland

Dashtag United Kingdom

Desarrollos Farmaceuticos Y Cosmeticos S.A. Spain

DNAX Research Institute of Molecular & Cellular Biology, Inc. California

Douglas Industries, Inc. Delaware

Dr. Scholl's Foot Comfort Shops, Inc. Delaware

Essex Chemie A.G. Switzerland

Essex Farmaceutica S. A.  Colombia

Essex Italia S.p.A. Italy

Essex Pharma GmbH Germany

Essexfarm S. A. (Ecuador) Ecuador

Farmaceutica Essex, S. A. Spain

Garden Insurance Co., Ltd. Bermuda

Integrated Disease Management, Inc. Delaware

Integrated Therapeutics Group, Inc. Delaware

Key Pharma, A. G. Switzerland

Key Pharma, S.A. Spain

Key Pharmaceuticals Export Co., Inc. U.S. Virgin Islands

Key Pharmaceuticals, Inc. Florida

Kirby Medical Products Cia Ltda Chile

Kirby-Warrick Pharmaceuticals Limited United Kingdom

Laboratorio Essex, C.A. Venezuela

Laboratorio S.P. White's, C.A. Venezuela

Laboratorios Essex S.A. Argentina

Loftus Bryan Chemicals Limited Ireland

Med-Nim (Proprietary) Limited South Africa

P.T. Schering-Plough Indonesia Indonesia

Pharmaceutical Supply Corporation Delaware

Pharmaco(Canada) Ltd. Canada

Pharmaco, Inc. Delaware

Plough (Australia) Pty. Limited Australia

Plough (UK) Limited United Kingdom

Plough Benelux S.A. Belgium

Plough Broadcasting Co., Inc. Delaware

Plough Consumer Products (Asia) Ltd. Hong Kong

Plough Consumer Products (Philippines) Inc. Philippines

Plough de Venezuela, C.A. Venezuela

Plough Export, Inc. Tennessee

Plough Farma, Lda. Portugal

Plough France S.A. France

Plough Hellas Limited Greece

Plough Laboratories, Inc. Tennessee

Plough S.p.A. Italy

Plough Services AG Switzerland

PPL, Inc. Tennessee

Pro Medica AB Sweden

Professional Pharmaceutical Corporation Delaware

Professional Vaccine Corporation Delaware

S-P RIL Limited United Kingdom

Scheramex S.A. de C.V. Mexico

Scherico, Ltd. Switzerland

Schering Canada Inc. Canada

Schering Corporation New Jersey

Schering Institutional Sales Corporation Delaware

Schering Laboratories Advertising Inc. Delaware

Schering Plough South Korea

Schering Sales Corporation Delaware

Schering Transamerica Corporation New Jersey

Schering-Plough France

Schering-Plough (Grenada) Limited Grenada

Schering-Plough (Proprietary) Limited South Africa

Schering-Plough A/S Denmark

Schering-Plough A/S Norway

Schering-Plough AB Sweden

Schering-Plough Animal-Health Corporation Delaware

Schering-Plough B.V. Netherlands

Schering-Plough C.A. Venezuela

Schering-Plough Central East A.G. Switzerland

Schering-Plough China, Ltd. Bermuda

Schering-Plough Compania Limitada Chile

Schering-Plough Coordination Center N.V./S.A. Belgium

Schering-Plough Corp., U.S.A.  Delaware

Schering-Plough Corporation  Philippines

Schering-Plough del Caribe, Inc. New Jersey

Schering-Plough del Ecuador, S.A. Ecuador

Schering-Plough Farma Lda. Portugal

Schering-Plough Farmaceutica Ltda. Brazil

Schering-Plough HealthCare Holding Co. Delaware

Schering-Plough HealthCare Products Advertising Corp. Tennessee

Schering-Plough HealthCare Products Canada, Inc. Canada

Schering-Plough HealthCare Products Sales Corporation California

Schering-Plough HealthCare Products, Inc. Delaware

Schering-Plough Holdings Ltd. United Kingdom

Schering-Plough INT Limited United Kingdom

Schering-Plough International, Inc. Delaware

Schering-Plough Investment Company, Inc. Delaware

Schering-Plough Investments Limited Delaware

Schering-Plough Kabushiki Kaisha Japan

Schering-Plough Labo N.V. Belgium

Schering-Plough Limited Iran

Schering-Plough Limited Taiwan

Schering-Plough Limited Thailand

Schering-Plough Limited United Kingdom

Schering-Plough Ltd. Switzerland

Schering-Plough N.V./S.A. Belgium

Schering-Plough Overseas Limited Delaware

Schering-Plough OY Finland

Schering-Plough Pharmaceutical Industrial and Commercial
S.A. Greece

Schering-Plough Products, Inc. Delaware

Schering-Plough Pty. Limited Australia

Schering-Plough Real Estate Company, Inc. Delaware

Schering-Plough Research Institute Delaware

Schering-Plough S.A. Argentina

Schering-Plough S.A. Colombia

Schering-Plough S.A. Panama

Schering-Plough S.A. Spain

Schering-Plough S.A. Uruguay

Schering-Plough S.A. de C.V. Mexico

Schering-Plough S.p.A. Italy

Schering-Plough Sante Animale France

Schering-Plough Sdn. Bhd. Malaysia

Schering-Plough Tibbi Urunler Ticaret, A.S. Turkey

Sentipharm A.G. Switzerland

Sentipharm Hong Kong Ltd. Hong Kong

Shanghai Schering-Plough Pharmaceutical Company, Ltd. China

SOL Limited Bermuda

SP Biotech, S.A. Spain

SP HealthCare Products Corp. Delaware

SP Neurotech, S.A.  Spain

Suntan Sensations, Inc.  California

Technobiotic Limited  Australia

The Coppertone Corporation Florida

W-J Liquidating Corp. Delaware

W-J Manufacturing Corporation Delaware

Warrick Pharmaceuticals Corporation Delaware

Warrick Pharmaceuticals Limited United Kingdom

Werthenstein Chemie A.G. Switzerland

White Laboratories Ltd. United Kingdom

White Laboratories of Canada Limited Canada

White Laboratories, Inc. New Jersey